Exhibit 99.3

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be
received by 11:59pm, Eastern Daylight
Time, on [ ], 2019.

Online
Go to www.envisionreports.com/BBT or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an x as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money!
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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Management Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.						+

		For	Against	Abstain	For	Against	Abstain

1.	Proposal to approve the Amended Agreement and Plan of Merger, dated as of February 7, 2019, as amended as of June 14, 2019 (as further amended from time to time, the “Merger Agreement”), by and between BB&T and SunTrust Banks, Inc. and the transactions contemplated thereby (the “BB&T merger proposal”).	☐	☐	☐

2. Proposal to approve an amendment to BB&T’s articles of incorporation to effect the name change of BB&T to “Truist Financial Corporation”, effective only upon the completion of the merger (the “BB&T name change proposal”).

					☐	☐	☐

3.	Proposal to adjourn the BB&T special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the BB&T merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of BB&T common stock (the “BB&T adjournment proposal”).	☐	☐	☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please insert date of signing. Sign exactly as the name appears above in the registration. Where stock is issued in two or more names, all names should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

                                                     032H2E

ADMISSION TICKET
PLEASE DETACH BELOW AND BRING WITH YOU IF YOU
PLAN TO ATTEND THE SPECIAL MEETING IN PERSON

VOTE BY INTERNET OR TELEPHONE
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The Proxy Statement is available at: www.envisionreports.com/BBT

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SPECIAL MEETING – [            ], 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BB&T CORPORATION

The undersigned shareholder of BB&T Corporation, a North Carolina corporation (“BB&T”), appoints Kelly S. King, Christopher L. Henson and Robert J. Johnson, Jr., or any of them, with full power to act alone, the true and lawful proxies of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of BB&T that the undersigned is entitled to vote at the special meeting of shareholders of BB&T to be held at [                    ], on [                    ], 2019 at [            ]. Eastern Daylight Time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as stated on the reverse side hereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED:

•	“FOR” PROPOSALS 1, 2 AND 3

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES.

THE TOP PAGE OF THE PROXY CARD SERVES AS YOUR ADMISSION TICKET TO THE SPECIAL MEETING.

The undersigned hereby revokes all appointments of proxy previously given to vote at the Special Meeting of Shareholders or any adjournments thereof.

The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus.

(To be marked, dated and signed on other side)

D	Non-Voting Items

Change of Address – Please print new address below.

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